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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 29, 2000, with respect to the financial statements of the Spokane District (wholly owned by Sprint Spectrum L.P. through April 15, 2000), included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-39950) of UbiquiTel Operating Company and UbiquiTel Inc. related to the registration of senior subordinated discount notes.


                                                           Ernst & Young LLP

Kansas City, Missouri
June 30, 2000